EXHIBIT 16.1

April 11, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	Glucose Health, Inc.
File No. 000-55439

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated April 6, 2017 of Glucose Health, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP